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                                                                    EXHIBIT 5.02


                          Morgan, Lewis & Bockius LLP
                                101 Park Avenue
                            New York, New York 10178
                                 (212) 309-6000


                                 March 22, 2004


Quintiles Transnational Corp.
4709 Creekstone Drive, Suite 200
Durham, North Carolina  27703

Smith, Anderson, Blount, Dorsett,
Mitchell & Jernigan, L.L.P.
2500 Wachovia Capitol Center
Raleigh, North Carolina 27601

         Re:  Quintiles Transnational Corp. Registration Statement on Form S-4

Ladies and Gentlemen:

         We have acted as special New York counsel to Quintiles Transnational Corp., a corporation organized under the laws of North Carolina (the "Company"), in connection with the Registration Statement on Form S-4 (the "Registration Statement") filed by the Company and certain subsidiaries of the Company listed as Additional Registrants in the Registration Statement (the "Subsidiary Guarantors") with the Securities and Exchange Commission for registration under the Securities Act of 1933, as amended (the "Securities Act"), of (i) $450,000,000 aggregate principal amount of 10% Senior Subordinated Notes due 2013 of the Company (the "Exchange Notes") and (ii) the guarantee of the Exchange Notes (the "Guarantees" and, together with the Exchange Notes, the "Securities") by each of the Subsidiary Guarantors. The Securities will be issued pursuant to the Indenture, dated September 25, 2003 (the "Indenture"), among the Company, the Subsidiary Guarantors and Wells Fargo Bank Minnesota, N.A. as trustee (the "Trustee"), in connection with the exchange offer covered by and described in the Registration Statement (the "Exchange Offer") pursuant to which the Securities will be issued for a like principal amount of the Company's outstanding 10% Senior Subordinated Notes due 2013 (the "Original Notes") and related guarantees of the Original Notes by the Subsidiary Guarantors. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Registration Statement.

         In rendering the opinions set forth herein, we have examined and relied on originals or copies of the following:

         (i)      an executed copy of the Indenture;

         (ii) a specimen form of note representing the Exchange Notes (the "Specimen Note");

         (iii) a specimen form of guarantee of the Exchange Notes representing a Guarantee (the "Specimen Subsidiary Guarantee");

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Quintiles Transnational Corp.
March 22, 2004
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         (iv)     copies of the certificate or articles of incorporation of each of (x) Q.E.D. Communications, Inc., a New York corporation, (y) Medcom, Inc., a New Jersey corporation, and (z) Quintiles Clinical Supplies Americas, Inc., a
New Jersey corporation, each a subsidiary of the Company and a Subsidiary Guarantor (the "Designated Subsidiaries"), as certified by the Secretary of State or State Treasurer of the jurisdiction of incorporation of each of the Designated Subsidiaries (the "Certified Charters") and copies of an Officer's Certificate, issued on behalf of each of the Designated Subsidiaries (the "Officer's Certificates") relating to, among other matters, the (A) Certified Charters and bylaws of the Designated Subsidiaries and (B) resolutions adopted by each Designated Subsidiary authorizing the execution, delivery and performance by the respective Designated Subsidiaries of the Guarantees and the Indenture; and

         (v) copies of a certificate of good standing or existence, dated as of a recent date (the "Good Standing Certificates"), issued with respect to each Designated Subsidiary by the Secretary of State of the jurisdiction of incorporation or organization of each of the Designated Subsidiaries.

         The Indenture, the Exchange Notes and the Guarantees are collectively referred to herein as the "Transaction Agreements".

         We have also examined original or copies, certified or otherwise identified to our satisfaction, of such corporate records of the Designated Subsidiaries and such agreements, certificates of public officials, governmental orders and other documents as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed.

         In our examination, we have assumed the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimiles, electronic, certified or photostatic copies and the authenticity of the originals of such copies. We have also assumed the genuineness of the signatures of persons signing all documents and instruments relating to or in connection with which this opinion is rendered, the authority of such persons and the legal capacity of all natural persons.

         We have not made any special or independent review or investigation as to any factual matters in connection with the issuance of the opinions contained herein, and any limited inquiry undertaken by us during the preparation of this opinion letter should not in any way be regarded as such an investigation.

         In rendering the opinions expressed below, we have assumed:

         (i) that each of the parties to each of the Transaction Agreements (other than the Designated Subsidiaries and based solely on our review of the Certified Charters and Good Standing Certificates) is a corporation or entity duly incorporated or formed and validly existing in good standing under the laws of its jurisdiction of incorporation or formation; and

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Quintiles Transnational Corp.
March 22, 2004
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         (ii)     the Transaction Agreements have been duly authorized by each of the parties to the Transaction Agreements (other than the Designated Subsidiaries) and the Transaction Agreements have been duly executed and delivered by each party thereto and constitute the legal, valid and binding obligation of each party thereto (other than the Designated Subsidiaries) under the applicable laws of each such entity's jurisdiction of incorporation or organization, as the case may be.

         Based on the foregoing, we are of the opinion that:

         1. When the Exchange Notes have been duly and validly issued and executed by the Company and duly authenticated by the Trustee, in each case in accordance with the provisions of the Indenture, and delivered on behalf of the Company as contemplated by the Registration Statement pursuant to the Exchange Offer, the Exchange Notes will constitute legally binding obligations of the Company under New York law, will be entitled to the benefits of the Indenture and will be enforceable against the Company in accordance with their terms under New York law.

         2. When the Guarantees have been duly and validly issued and endorsed on the Exchange Notes on behalf of the Subsidiary Guarantors and delivered in accordance with the provisions of the Indenture, and when the Exchange Notes are duly issued, executed and delivered by the Company and duly authenticated by the Trustee in accordance with the Indenture and the Exchange Offer, the Guarantees will constitute legally binding obligations of each of the respective Subsidiary Guarantors party thereto and will be enforceable against the respective Subsidiary Guarantors party thereto in accordance with their terms.

         The opinions expressed above are subject to the following further limitations, qualifications, exceptions and assumptions:

         (i) the effect of bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, voidable preference, moratorium or other similar laws, regulations or judicial opinions of general applicability relating to or affecting creditors' rights and remedies generally;

         (ii) the effect of general equitable principles, whether such principles are considered in a proceeding at law or at equity; and

         (iii)    an implied covenant of good faith and fair dealing.

         The opinions expressed above also do not address the enforceability of any of the following types of provisions which may be contained in or applicable to the Indenture, the Exchange Notes and Guarantees:

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Quintiles Transnational Corp.
March 22, 2004
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         (i)      waivers of (a) legal or equitable defenses; (b) rights to
damages; (c) rights to counter claim, set off, subrogation or reimbursement; (d) statutes of limitations; and (e) rights to notice;

         (ii) provisions providing for forfeitures or the recovery of amounts deemed to constitute penalties, or for liquidated damages, acceleration of future amounts due (other than principal) without appropriate discount to present value, late charges, prepayment charges, interest upon interest, and increased interest rates upon default; and

         (iii) provisions purporting to prohibit, restrict or condition the assignment of rights under any Transaction Agreement to the extent such restriction on assignability is governed by the Uniform Commercial Code.

         Our opinions above also are subject to the qualification that certain remedial, exculpatory and other provisions of the Transaction Agreements are or may be rendered unavailable or unenforceable in whole or in part under the laws of the State of New York for reasons other than those cited herein should an actual enforcement action be brought, however in our opinion (and subject to the exceptions, qualifications, exclusions, assumptions and other limitations contained herein) such unenforceability would not prevent, and the laws of the State of New York contain adequate remedial provisions, for the practical realization of the benefits intended to be provided for in the Transaction Agreements, except for the economic consequences of any delay that may arise from the unenforceability of any particulars of any such provision

         The opinions expressed herein are limited to matters governed by the laws of the State of New York and the New Jersey Business Corporations Law and no opinion is herein expressed with respect to the laws of any other jurisdiction.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the prospectus filed as a part thereof. Our consent to such reference does not constitute a consent under Section 7 of the Securities Act and in consenting to such reference you acknowledge that we have not reviewed and that we have not certified as to any part of the Registration Statement and that we do not otherwise come within the categories of persons whose consent is required under Section 7 of the Securities Act or under the rules and regulations of the Securities and Exchange Commission thereunder.


                                    Very truly yours,

                                    /s/ MORGAN, LEWIS & BOCKIUS LLP